EXHIBIT 99.1

MoSys, Inc. Reports Second Quarter 2016 Financial Results

SANTA CLARA, Calif., July 29, 2016 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ:MOSY), a leader in semiconductor solutions that enable fast, intelligent data access for network and communications systems, today reported financial results for the second quarter ended June 30, 2016.

Second Quarter Overview

  Increased production shipments of Bandwidth Engine® ICs across customer base;
  Secured multiple new design wins for Bandwidth Engine and LineSpeed™ products;
  Recorded first Programmable Search Engine (PSE) design wins and shipped prototyping quantities to lead customer; and
  Ended the quarter with total cash and investments of $16.5 million.

“During the quarter, we continued to see our early Bandwidth Engine 2 design wins ramp toward volume production, while design win activity increased, and, we closed wins with multiple new customers,” commented Len Perham, president and CEO of MoSys. “We also made considerable progress with new products, delivering first prototype units of the new Programmable Search Engine to a lead data-center networking customer, as well as completing sample delivery and achieving interoperability with multiple customers and partners for our expanding LineSpeed Flex family.

“As we make progress over the coming quarters, we expect to see design wins continue ramping into production at an increasing rate. In addition to our solid traction on Bandwidth Engine 2, we expect to see a growing number of wins for our Bandwidth Engine 3, Programmable Search Engine, and LineSpeed Flex product families. Based on the progress we have made to-date, I believe we are well positioned for continued revenue growth this year and into 2017.”

Total net revenue for the second quarter of 2016 was $1.6 million, compared with $1.5 million in the previous quarter and $1.0 million in the second quarter of 2015. Product revenue in the second quarter of 2016 was $1.3 million, compared with $1.1 million in the previous quarter and $0.5 million in the year ago period. Royalty and other revenue for the second quarter of 2016 was $0.3 million, consistent with the previous quarter and compared with $0.5 million in the year ago period.

Gross margin for the second quarter of 2016 was 41 percent, consistent with the previous quarter, and compared with 43 percent for the second quarter of 2015.

Total operating expenses on a GAAP basis for the second quarter of 2016 were $6.5 million, compared with $7.4 million in the first quarter of 2016, and $7.3 million in the year-ago period. Second quarter 2016 operating expenses included stock-based compensation and amortization of intangible asset expenses of $0.6 million.

GAAP net loss for the second quarter of 2016 was $6.0 million, or ($0.09) per share, including stock-based compensation and amortization expenses. This compares with a net loss of $6.9 million, or ($0.10) per share, in the previous quarter and a net loss of $6.9 million, or ($0.11) per share, for the second quarter of 2015. Non-GAAP net loss for the second quarter of 2016 was $5.4 million, or ($0.08) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the second quarter of 2016 was computed using approximately 66.0 million weighted shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Financial Results Webcast / Conference Call
MoSys will host a conference call and webcast with investors today at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss the second quarter 2016 financial results. Investors and other interested parties may access the call by dialing 1-855-779-0042 in the U.S. (or +1-631-485-4856 outside of the U.S.) and entering the pass code 47743251 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 1-855-859-2056 in the U.S. (or +1-404-537-3406 outside of the U.S.), pass code of 47743251.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of recorded intangible assets and restructuring charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 29, 2016, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from our IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  achieving additional IC design wins;
  commencing volume shipments of Bandwidth Engine ICs;
  the timing of customer orders and product shipments;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the Company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ:MOSY) is a fabless semiconductor company enabling leading equipment manufacturers in the networking and communications systems markets to address the continual increase in Internet users, data and services. The Company’s solutions deliver data path connectivity, speed and intelligence while eliminating data access bottlenecks on line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys' Bandwidth Engine® and LineSpeed™ IC product families are based on the Company's patented high-performance, high-density intelligent access and high-speed serial interface technology, and utilize the Company's highly efficient GigaChip® Interface. MoSys is headquartered in Santa Clara, California. More information is available at www.mosys.com.

Bandwidth Engine, GigaChip and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2016	2015	2016	2015

Net Revenue
Product		$1,287	$543	$2,407	$723
Royalty and other		346	451	677	1,047
	Total net revenue	1,633	994	3,084	1,770

Cost of Net Revenue		963	563	1,826	800

Gross Profit		670	431	1,258	970

Operating Expenses
Research and development		4,883	5,789	10,115	12,682
Selling, general and administrative		1,577	1,550	3,093	3,164
Restructuring charges		-	-	676	-
	Total operating expenses	6,460	7,339	13,884	15,846

Loss from operations		(5,790)	(6,908)	(12,626)	(14,876)

Other income (expense), net		(193)	29	(202)	52
	Loss before income taxes	(5,983)	(6,879)	(12,828)	(14,824)

Income tax provision		20	27	40	47

Net Loss		$(6,003)	$(6,906)	$(12,868)	$(14,871)

Net loss per share
Basic and diluted		$(0.09)	$(0.11)	$(0.20)	$(0.25)

Shares used in computing net loss per share
Basic and diluted		65,985	64,737	65,830	59,539

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

		June 30,	December 31,
		2016	2015

Assets
Current assets:
	Cash, cash equivalents and investments	$16,523	$20,238
	Accounts receivable, net	1,062	729
	Inventories	1,369	1,597
	Prepaid expenses and other	731	701
	Total current assets	19,685	23,265

Long-term investments		-	-
Property and equipment, net		1,704	1,630
Goodwill		23,134	23,134
Other assets		402	663
	Total assets	$44,925	$48,692

Liabilities and Stockholders’ Equity
Current liabilities:
	Accounts payable	$684	$940
	Accrued expenses and other	2,775	2,664
	Total current liabilities	3,459	3,604

Notes payable		7,890	-
Other long-term liabilities		243	247
	Total liabilities	11,592	3,851

Stockholders' equity		33,333	44,841

	Total liabilities and stockholders’ equity	$44,925	$48,692

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2016	2015	2016	2015

GAAP net loss		$(6,003)	$(6,906)	$(12,868)	$(14,871)
	Stock-based compensation expense
-	Research and development	382	595	820	1,561
-	Selling, general and administrative	162	222	329	483
	Total stock-based compensation expense	544	817	1,149	2,044

	Restructuring charges	-	-	676	-
	Amortization of intangible assets	27	28	55	265

Non-GAAP net loss		$(5,432)	$(6,061)	$(10,988)	$(12,562)

GAAP net loss per share		$(0.09)	$(0.11)	$(0.20)	$(0.25)
	Reconciling items
-	Stock-based compensation expense	0.01	0.02	0.02	0.03
-	Restructuring charges	-	-	0.01	-
-	Amortization of intangible assets	-	-	-	0.01

Non-GAAP net loss per share: basic and diluted		$(0.08)	$(0.09)	$(0.17)	$(0.21)

Shares used in computing non-GAAP net loss per share
	Basic and diluted	65,985	64,737	65,830	59,539

Contacts:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

Beverly Twing, Sr. Acct. Manager
Shelton Group, Investor Relations
+1 (214) 272-0089
btwing@sheltongroup.com